UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

VENTYX BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40928	83-2996852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eli Lilly and Company Global Headquarters Lilly Corporate Center
Indianapolis, Indiana		46285
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 407-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VTYX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 7, 2026, Ventyx Biosciences, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 7, 2026, with Eli Lilly and Company, an Indiana corporation (“Parent”), and Parent’s wholly owned subsidiary, RYLS Merger Corporation, a Delaware corporation (“Merger Sub”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

On March 4, 2026 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued and outstanding immediately prior to the Effective Time, was converted into the right to receive $14.00 per share, payable to the holder in cash, without interest (the “Common Merger Consideration Amount”) and less any applicable tax withholding. Each share of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”) issued and outstanding immediately prior to the Effective Time, was converted into the right to receive $1,400.00 per share, payable to the holder in cash, without interest (the “Preferred Merger Consideration Amount”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the Closing Date, pursuant to the terms of the Merger Agreement, the Merger was consummated. At the Effective Time, the shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time, subject to certain customary exceptions specified in the Merger Agreement, were converted into the right to receive the Common Merger Consideration Amount and the Preferred Merger Consideration Amount, respectively.

In connection with the consummation of the Merger, the Company’s equity awards were treated as follows:

•   at the Effective Time, subject to exceptions set forth in the Merger Agreement, each option to purchase Common Stock granted under a Company equity incentive plan, program or arrangement under which equity awards are outstanding (excluding, for the avoidance of doubt, any purchase rights under the Company’s 2021 Employee Stock Purchase Plan) (each, a “Company Stock Option”) that was outstanding immediately prior to the Effective Time, whether or not vested, was cancelled and in exchange therefor, the holder of such Company Stock Option became entitled to receive an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of shares of Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Common Merger Consideration Amount over the applicable exercise price per share of Common Stock under such Company Stock Option, provided that, for the avoidance of doubt, in the event that the exercise price of any Company Stock Option, whether vested or vested, was equal to or greater than the Common Merger Consideration Amount, such Company Stock Option was cancelled without any consideration being payable in respect thereof and shall have no further force or effect; and

•   at the Effective Time, subject to exceptions set forth in the Merger Agreement, each restricted stock unit granted under a Company equity incentive plan, program or arrangement (“Company RSU”) that was outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the Effective Time, was cancelled and, in consideration therefor, the holder of such cancelled Company RSU became entitled to receive, in consideration of such Company RSU, an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Common Merger Consideration Amount.

The aggregate consideration that was or will be paid to stockholders and other equity holders of the Company in connection with the Merger is approximately $1.2 billion, without giving effect to related transaction fees and expenses.

In connection with the consummation of the Merger, the Company’s (i) 2021 Employee Stock Purchase Plan, (ii) 2019 Equity Incentive Plan and (iii) 2021 Equity Incentive Plan were terminated.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 7, 2026 and is incorporated herein by reference.

Item 3.01	Notice of Delisting.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading of the Common Stock, (ii) withdraw the Common Stock from listing on Nasdaq, and (iii) file with the SEC on Form 25 a notification of delisting and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Common Stock from Nasdaq and deregister such shares. As a result, trading of the Common Stock on Nasdaq was suspended prior to the opening of Nasdaq on the Closing Date.

Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, the shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time, subject to certain customary exceptions specified in the Merger Agreement, were converted into the right to receive the Common Merger Consideration Amount and the Preferred Merger Consideration Amount, respectively. Accordingly, at the Effective Time, the holders of shares of Common Stock and Preferred Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Common Merger Consideration Amount and the Preferred Merger Consideration Amount, as applicable.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, at the Effective Time, Onaiza Cadoret-Manier, Sheila Gujrathi, Allison Hulme, Raju Mohan, Somu Subramaniam, and William White, each of whom was a director of the Company as of immediately prior to the Effective Time, resigned and ceased to be a director of the Company and a member of any committee of the Company’s Board of Directors. In accordance with the terms of the Merger Agreement, at the Effective Time, Christopher Anderson, Jonathan R. Haug and Sherry D. Davis, the directors of Merger Sub immediately prior to the Effective Time, became directors of the Company.

In accordance with the terms of the Merger Agreement, at the Effective Time, Raju Mohan, Mark Forman, Roy Gonzales, Matthew Moore and John Nuss resigned from their positions as officers of the Company. In accordance with the terms of the Merger Agreement, at the Effective Time, the officers of Merger Sub immediately prior to the Effective Time, Jonathan R. Haug as President, Steffanie Lim-Ho as Treasurer, Christopher Anderson as Secretary, Jonathan Groff as Assistant Secretary and Katie Lodato as Assistant Treasurer, became the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in accordance with the terms of the Merger Agreement. The amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 7, 2026, by and among Eli Lilly and Company, RYLS Merger Corporation and Ventyx Biosciences, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 7, 2026)

3.1	Amended and Restated Certificate of Incorporation of Ventyx Biosciences, Inc. (effective March 4, 2026).

3.2	Amended and Restated Bylaws of Ventyx Biosciences, Inc. (effective March 4, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTYX BIOSCIENCES, INC.

Date: March 4, 2026	By:	/s/ Jonathan R. Haug
Jonathan R. Haug President

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